Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Yvonne Siira

U.S. Bank National Association

1555 N. River Center Drive, Suite 203

Milwaukee, WI 53212

(414) 905-5010

(Name, address and telephone number of agent for service)

Johnson Controls, Inc.

(Exact name of obligor as specified in its charter)

Wisconsin	39-0380018
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5757 N. Green Bay Avenue Milwaukee, Wisconsin	53209
(Address of Principal Executive Offices)	(Zip Code)

Senior Debt Securities

(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2011 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Milwaukee, State of Wisconsin on the 16th of February, 2012.

By:	/s/ Yvonne Siira
Yvonne Siira
Vice President

By:	/s/ Peter M. Brennan
Peter M. Brennan
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 16, 2012

By:	/s/ Yvonne Siira
Yvonne Siira
Vice President

By:	/s/ Peter M. Brennan
Peter M. Brennan
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2011

($000’s)

9/30/2011
Assets
Cash and Balances Due From	$13,707,494
Depository Institutions
Securities	66,888,393
Federal Funds	5,954
Loans & Lease Financing Receivables	197,036,739
Fixed Assets	5,547,055
Intangible Assets	12,420,133
Other Assets	23,843,503

Total Assets	$319,449,271

Liabilities
Deposits	$226,338,015
Fed Funds	7,802,656
Treasury Demand Notes	0
Trading Liabilities	545,669
Other Borrowed Money	35,170,032
Acceptances	0
Subordinated Notes and Debentures	6,179,246
Other Liabilities	9,493,484

Total Liabilities	$285,529,102

Equity
Minority Interest in Subsidiaries	$1,912,544
Common and Preferred Stock	18,200
Surplus	14,136,872
Undivided Profits	17,852,553

Total Equity Capital	$33,920,169
Total Liabilities and Equity Capital	$319,449,271

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Yvonne Siira
Vice President

Date: February 16, 2012

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